DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND
FOURTH QUARTER 2015 RESULTS

Full Year 2015 Financial Highlights:

•Revenues increased 2% to $6,394 million (increased 10% excluding currency effects)
•Adjusted OIBDA decreased 4% to $2,398 million (increased 4% excluding currency effects)
•Adjusted EPS decreased to $1.76 (increased 13% excluding currency effects)
•Repurchased $951 million worth of stock

Silver Spring, Maryland – February 18, 2016: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2015.

“In 2015, Discovery Communications continued to build momentum with our unmatched worldwide brands and leading multiplatform distribution network. We surpassed 3 billion cumulative viewers, launched more new networks and increased audience and market share, all of which helped to drive steady global growth and strong financial results,” said David Zaslav, President and CEO of Discovery Communications. “Propelled by our category leadership, broad rights ownership and content and brand expansion across platforms, Discovery is well positioned to thrive in the rapidly evolving media landscape and to drive continued shareholder value in the years ahead.”

Full Year Results

Full year revenues of $6,394 million increased $129 million, or 2%, compared to the prior year, as 6% growth at U.S. Networks was partially offset by a 2% decline at International Networks, primarily due to currency effects. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(1) decreased 4% to $2,398 million, as 6% growth at U.S. Networks was more than offset by a 15% decline at International Networks, primarily due to currency effects, and a small operating loss at Education and Other. Excluding currency effects, total Company revenues and Adjusted OIBDA grew 10% and 4%, respectively, as changes in foreign currency exchange rates reduced both revenue and Adjusted OIBDA growth by 8%. Excluding currency effects and the impact of the Eurosport acquisition(2), the SBS Radio disposition(3), and the consolidation of Discovery Family(4), total Company revenues and Adjusted OIBDA increased 6% and 3%, respectively.

Full year net income available to Discovery Communications, Inc. declined to $1,034 million ($1.58 per diluted share)(5) compared to $1,139 million ($1.66 per diluted share) for the full year 2014, primarily due to currency exchange rates, higher losses associated with the sale of businesses and lower equity earnings, partially offset by a decrease in taxes, restructuring costs and equity-based compensation. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(1), which excludes the impact of amortization of acquisition-related intangible assets, was $1.76 for the full year compared to $1.84 for full year 2014. Adjusted EPS increased 13% excluding currency effects, as changes in foreign currency exchange rates reduced full year Adjusted EPS by 17%.

(1)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 7.
(2)
The Company completed its acquisition of a controlling stake in Eurosport International on May 30, 2014 and its acquisition of a controlling stake in Eurosport France on March 31, 2015 (collectively, "Eurosport").  The Company acquired full ownership of Eurosport on October 1, 2015. See page 14 for a reconciliation to results excluding Eurosport.

(3)	The Company completed its sale of SBS Radio on June 30, 2015.
(4)	The Company acquired an additional 10% interest in Discovery Family, taking our ownership interest to 60%, on September 23, 2014, resulting in the consolidation of Discovery Family.
(5)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 16 for the full schedule.

Free cash flow decreased to $1,174 million for the full year, primarily due to timing of working capital, higher content spend and the impact of currency exchange rates on operating results and working capital, partially offset by a lower impact from long-term incentive payments, cash taxes, and capital expenditures. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

Fourth Quarter Results

Fourth quarter revenues of $1,646 million decreased 2% compared to the fourth quarter a year ago, as 6% growth at U.S. Networks was more than offset by an 8% decline at International Networks primarily due to currency effects. Adjusted OIBDA decreased 10% to $574 million, as 1% growth at U.S. Networks and breakeven results at Education and Other were more than offset by a 20% decline at International Networks, primarily due to currency effects. Total Company revenues grew 5% and Adjusted OIBDA decreased 1% excluding currency effects, as changes in foreign currency exchange rates reduced fourth quarter revenue and Adjusted OIBDA growth by 7% and 9%, respectively. Excluding currency effects and the impact of the Eurosport acquisition and the SBS Radio disposition, total Company fourth quarter revenues and Adjusted OIBDA increased by 8% and 1%, respectively.

Fourth quarter net income available to Discovery Communications, Inc. stockholders decreased to $219 million ($0.34 per diluted share) compared to $250 million ($0.38 per diluted share) for the fourth quarter a year ago, primarily due to foreign currency exchange rates, losses associated with the sale of businesses and higher net income attributable to noncontrolling interests, partially offset by a decrease in restructuring costs and higher earnings related to equity-method instruments. Adjusted EPS was $0.38 in the fourth quarter of this year compared to $0.43 in the same period a year ago. Adjusted EPS increased 12% excluding currency effects, as changes in foreign currency exchange rates reduced fourth quarter Adjusted EPS by 24%.

Free cash flow increased to $598 million for the fourth quarter, primarily due to lower cash taxes, timing of working capital and a lower impact from content spending, partially offset by the impact of foreign currency exchange rates on operating results and working capital.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Revenues:
U.S. Networks	$787	$745	6%	$3,131	$2,950	6%
International Networks	816	884	(8)%	3,092	3,157	(2)%
Education and Other	43	43	—%	173	160	8%
Corporate and Inter-Segment Eliminations	—	4	(100)%	(2)	(2)	—%
Total Revenues	$1,646	$1,676	(2)%	$6,394	$6,265	2%

Adjusted OIBDA:
U.S. Networks	$410	$405	1%	$1,774	$1,680	6%
International Networks	262	329	(20)%	961	1,124	(15)%
Education and Other	—	(9)	NM	(2)	6	NM
Corporate and Inter-Segment Eliminations	(98)	(87)	(13)%	(335)	(319)	(5)%
Total Adjusted OIBDA	$574	$638	(10)%	$2,398	$2,491	(4)%

U.S. Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Revenues:
Distribution	$355	$333	7%	$1,431	$1,289	11%
Advertising	418	398	5%	1,650	1,605	3%
Other	14	14	—%	50	56	(11)%
Total Revenues	$787	$745	6%	$3,131	$2,950	6%
Adjusted OIBDA	$410	$405	1%	$1,774	$1,680	6%
Adjusted OIBDA Margin	52%	54%		57%	57%

Full Year Results

U.S. Networks’ revenues for the full year 2015 increased 6% to $3,131 million, driven by 11% distribution growth and 3% advertising growth. Distribution revenue growth was primarily driven by higher rates and the consolidation of Discovery Family. Advertising revenues increased 3% primarily due to higher pricing partially offset by lower delivery. Excluding the consolidation of Discovery Family, distribution revenues grew 7% and total revenues grew 4% over the prior year.

Adjusted OIBDA increased 6% to $1,774 million. Excluding the consolidation of Discovery Family, Adjusted OIBDA grew 3%, as revenue growth was partially offset by a 4% increase in operating expenses, mainly due to higher content amortization.

Fourth Quarter Results

U.S. Networks’ revenues in the fourth quarter of 2015 increased 6% to $787 million, driven by 7% distribution growth and 5% advertising growth. Distribution revenue growth was primarily driven by higher rates. Advertising revenues increased 5% primarily due to higher pricing partially offset by lower delivery.

Adjusted OIBDA increased 1% to $410 million as revenue growth was partially offset by an 11% increase in operating expenses, mainly due to higher content amortization and impairments and marketing costs.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Revenues:
Distribution	$404	$412	(2)%	$1,637	$1,553	5%
Advertising	385	433	(11)%	1,353	1,483	(9)%
Other	27	39	(31)%	102	121	(16)%
Total Revenues	$816	$884	(8)%	$3,092	$3,157	(2)%
Adjusted OIBDA	$262	$329	(20)%	$961	$1,124	(15)%
Adjusted OIBDA Margin	32%	37%		31%	36%

Full Year Results

International Networks’ revenues for the full year decreased 2% to $3,092 million and Adjusted OIBDA decreased 15% to $961 million. Changes in foreign currency exchange rates reduced full year international revenues and Adjusted OIBDA growth by 16% and 17%, respectively. Excluding currency effects and the impact of Eurosport and SBS Radio, full year total revenues were up 9%. Distribution revenues, excluding the impact of Eurosport and currency effects, grew 7% primarily due to increased rates and subscribers in Latin America as well as increased subscribers in CEEMEA. Advertising revenues, excluding the impact of Eurosport, SBS Radio and currency effects, were up 11%, primarily due to higher pricing and ratings in Southern Europe, higher pricing, volume and ratings in Latin America, and higher pricing in Northern Europe.

Excluding the impact of Eurosport, SBS Radio and foreign currency exchange rates, Adjusted OIBDA was up 5%, reflecting the 9% revenue growth partially offset by an 11% increase in operating expenses. The higher operating expenses were primarily due to increased content expenses and personnel costs.

Fourth Quarter Results

International Networks’ revenues for the fourth quarter decreased 8% to $816 million and Adjusted OIBDA decreased 20% to $262 million. Changes in foreign currency exchange rates reduced fourth quarter international revenues and Adjusted OIBDA growth by 14% and 16%, respectively. Excluding currency effects and the impact of Eurosport and SBS Radio, total revenues were up 11%. Distribution revenues, excluding the impact of Eurosport and currency effects, grew 8% mainly from increased rates and subscribers in Latin America. Advertising revenues, excluding the impact of Eurosport, SBS Radio and currency effects, were up 12%, primarily due to higher pricing and ratings in Southern Europe, higher pricing and volume in Latin America, and higher pricing and volume in Asia.

Excluding the impact of Eurosport, SBS Radio and currency, Adjusted OIBDA was up 1%, reflecting the 11% revenue growth partially offset by an 18% increase in operating expenses. The higher operating expenses were primarily due to increased content expenses and personnel costs.

Education and Other

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Revenues	$43	$43	—%	$173	$160	8%
Adjusted OIBDA	$—	$(9)	NM	$(2)	$6	NM
Adjusted OIBDA Margin	—%	(21)%		(1)%	4%

Full Year Results

Education and Other revenues for the full year increased by $13 million primarily due to higher production volume with the Studios production business. Adjusted OIBDA decreased by $8 million due to additional investments in education, higher production costs associated with greater utilization of our in-house production companies, and higher personnel costs, partially offset by the higher Studios production revenues.

Fourth Quarter Results

Education and Other revenues for the fourth quarter were flat with the prior year. Adjusted OIBDA increased by $9 million compared to the fourth quarter of 2014 primarily due to lower personnel and overhead costs associated with the Studios production business, offset by higher personnel costs for Education.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the full year 2015 decreased by $16 million primarily due to increases in personnel costs and professional fees, partially offset by a decrease in equity-based compensation expense. Adjusted OIBDA for the fourth quarter of 2015 decreased by $11 million compared to the prior year, primarily due to increases in personnel costs and professional fees.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 13.4 million shares of its Series C common stock at an average price of $27.99 per share, for a total of $375 million. The Company did not repurchase any shares pursuant to the previously announced share repurchase agreement described below between the Company and Advance/Newhouse Programming Partnership ("ANPP") during the fourth quarter of 2015 due to the Company not repurchasing any Series C common stock during the third quarter of 2015.

For the full year 2015, the Company repurchased 23.7 million shares of its Series C common stock at an average price of $29.39 per share. Additionally, pursuant to the previously announced share repurchase agreement described below between the Company and ANPP, the Company repurchased 3.9 million shares of Series C convertible preferred stock at $64.85 per share (or $32.43 per share on a split adjusted basis) for a total of $253 million. In total, the Company spent $951 million on share repurchases during 2015.

The Company has repurchased 115.0 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an average price of $27.02 per share on a split adjusted basis. In aggregate, including the 24.1 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, the Company has repurchased 33%, or $6.6 billion worth, of its outstanding shares since buyback activity was authorized in 2010. Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

On November 12, 2015, the Company acquired 5 million shares, or 3.4%, of Lions Gate Entertainment Corp., an entertainment company, for $195 million.

FULL YEAR 2016 OUTLOOK

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives.

The Company defines Adjusted Net Income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted Net Income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 12 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its fourth quarter and full year results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 19, 2015. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Distribution	$759	$745	$3,068	$2,842
Advertising	804	831	3,004	3,089
Other	83	100	322	334
Total revenues	1,646	1,676	6,394	6,265
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	640	598	2,343	2,124
Selling, general and administrative	445	445	1,669	1,692
Depreciation and amortization	87	86	330	329
Restructuring and other charges	13	71	50	90
Loss (gain) on disposition	20	—	17	(31)
Total costs and expenses	1,205	1,200	4,409	4,204
Operating income	441	476	1,985	2,061
Interest expense	(82)	(81)	(330)	(328)
Income from equity investees, net	3	(11)	1	23
Other (expense) income, net	(19)	(20)	(97)	(9)
Income before income taxes	343	364	1,559	1,747
Income taxes	(117)	(129)	(511)	(610)
Net income	226	235	1,048	1,137
Net income attributable to noncontrolling interests	(1)	—	(1)	(2)
Net (income) loss attributable to redeemable noncontrolling interests	(6)	15	(13)	4
Net income available to Discovery Communications, Inc.	$219	$250	$1,034	$1,139

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.34	$0.38	$1.59	$1.67
Diluted	$0.34	$0.38	$1.58	$1.66

Weighted average shares outstanding (1):
Basic	428	442	432	454
Diluted	648	666	656	687

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$390	$367
Receivables, net	1,479	1,433
Content rights, net	313	329
Deferred income taxes	68	87
Prepaid expenses and other current assets	346	275
Total current assets	2,596	2,491

Noncurrent content rights, net	2,030	1,973
Property and equipment, net	488	554
Goodwill	8,164	8,236
Intangible assets, net	1,730	1,971
Equity method investments	567	644
Other noncurrent assets	289	101
Total assets	$15,864	$15,970

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$282	$225
Accrued liabilities	988	1,094
Deferred revenues	190	178
Current portion of debt	119	1,107
Total current liabilities	1,579	2,604

Noncurrent portion of debt	7,616	6,002
Deferred income taxes	556	588
Other noncurrent liabilities	421	425
Total liabilities	10,172	9,619

Redeemable noncontrolling interests	241	747

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,021	6,917
Treasury stock, at cost	(5,461)	(4,763)
Retained earnings	4,517	3,809
Accumulated other comprehensive loss	(633)	(368)
Total Discovery Communications, Inc. stockholders’ equity	5,451	5,602
Noncontrolling interests	—	2
Total equity	5,451	5,604
Total liabilities and equity	$15,864	$15,970

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2015	2014
Operating Activities
Net income	$1,048	$1,137
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	35	78
Depreciation and amortization	330	329
Content amortization and impairment expense	1,709	1,557
Loss (gain) on disposition	17	(31)
Remeasurement gain on previously held equity interests	(2)	(29)
Equity in earnings of investee companies, net of cash distributions	8	(1)
Deferred income taxes	2	(181)
Realized loss from derivative instruments	5	—
Other, net	30	44
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(44)	6
Content rights, net	(1,773)	(1,683)
Accounts payable and accrued liabilities	11	138
Equity-based compensation liabilities	(25)	(81)
Income taxes receivable and prepaid income taxes	(64)	40
Other, net	(10)	(5)
Cash provided by operating activities	1,277	1,318

Investing Activities
Purchases of property and equipment	(103)	(120)
Business acquisitions, net of cash acquired	(80)	(372)
Payments for derivative instruments, net	(9)	—
Proceeds from dispositions, net of cash disposed	61	45
Distributions from equity method investees	87	61
Investments in equity method investees, net	(61)	(177)
Investments in available-for-sale and cost method investments	(211)	(3)
Other investing activities, net	15	(2)
Cash used in investing activities	(301)	(568)

Financing Activities
Commercial paper (repayments) borrowings, net	(136)	229
Borrowings under revolving credit facility	1,016	698
Principal repayments of revolving credit facility	(265)	(660)
Borrowings from debt, net of discount	936	415
Principal repayments of debt	(849)	—
Principal repayments of capital lease obligations	(27)	(19)
Repurchases of stock	(951)	(1,422)
Purchase of redeemable noncontrolling interests	(548)	(1)
Payments to redeemable noncontrolling interests	(42)	(2)
Equity-based plan proceeds, net	6	44
Hedge of borrowings from debt instruments	(29)	—
Other financing activities, net	(13)	(16)
Cash used in financing activities	(902)	(734)

Effect of exchange rate changes on cash and cash equivalents	(51)	(57)

Net change in cash and cash equivalents	23	(41)
Cash and cash equivalents, beginning of period	367	408
Cash and cash equivalents, end of period	$390	$367

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$410	$(6)	$—	$—	$(11)	$—	$(3)	$390
International Networks	262	(63)	(4)	—	(1)	(20)	(1)	173
Education and Other	—	(2)	—	—	—	—	4	2
Corporate and Inter-Segment Eliminations	(98)	(16)	—	(9)	(1)	—	—	(124)
Total	$574	$(87)	$(4)	$(9)	$(13)	$(20)	$—	$441

	Three Months Ended December 31, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$405	$(7)	$—	$—	$(56)		$(7)	$335
International Networks	329	(62)	(3)	—	(14)	—	(2)	248
Education and Other	(9)	(2)	—	—	(1)	—	9	(3)
Corporate and Inter-Segment Eliminations	(87)	(15)		(2)	—		—	(104)
Total	$638	$(86)	$(3)	$(2)	$(71)	$—	$—	$476

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$1,774	$(29)	$—	$—	$(33)	$—	$(8)	$1,704
International Networks	961	(235)	(16)	—	(14)	(17)	(3)	676
Education and Other	(2)	(7)	—	—	(2)	—	11	—
Corporate and Inter-Segment Eliminations	(335)	(59)	—	—	(1)	—	—	(395)
Total	$2,398	$(330)	$(16)	$—	$(50)	$(17)	$—	$1,985

	Twelve Months Ended December 31, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$1,680	$(17)	$—	$—	$(61)	$31	$(7)	$1,626
International Networks	1,124	(247)	(11)	—	(24)	—	(2)	840
Education and Other	6	(7)	—	—	(3)	—	9	5
Corporate and Inter-Segment Eliminations	(319)	(58)	—	(31)	(2)	—	—	(410)
Total	$2,491	$(329)	$(11)	$(31)	$(90)	$31	$—	$2,061

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF EUROSPORT(1)
(unaudited; amounts in millions)

	Three months ended December 31,
	2015			2014
	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$404	$90	$314	$412	$82	$330	(5)%
Advertising	385	21	$364	433	23	$410	(11)%
Other	27	9	$18	39	25	$14	29%
Total Revenues	$816	$120	$696	$884	$130	$754	(8)%
Adjusted OIBDA	$262	$13	$249	$329	$24	$305	(18)%

	Three months ended December 31,
	2015			2014
	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$759	$90	$669	$745	$82	$663	1%
Advertising	804	21	$783	831	23	$808	(3)%
Other	83	9	$74	100	25	$75	(1)%
Total Revenues	$1,646	$120	$1,526	$1,676	$130	$1,546	(1)%
Adjusted OIBDA	$574	$13	$561	$638	$24	$614	(9)%

	Twelve months ended December 31,
	2015			2014
	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$1,637	$354	$1,283	$1,553	$198	$1,355	(5)%
Advertising	1,353	98	$1,255	1,483	69	$1,414	(11)%
Other	102	55	$47	121	63	$58	(19)%
Total Revenues	$3,092	$507	$2,585	$3,157	$330	$2,827	(9)%
Adjusted OIBDA	$961	$37	$924	$1,124	$68	$1,056	(13)%

	Twelve months ended December 31,
	2015			2014
	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$3,068	$354	$2,714	$2,842	$198	$2,644	3%
Advertising	3,004	98	$2,906	3,089	69	$3,020	(4)%
Other	322	55	$267	334	63	$271	(1)%
Total Revenues	$6,394	$507	$5,887	$6,265	$330	$5,935	(1)%
Adjusted OIBDA	$2,398	$37	$2,361	$2,491	$68	$2,423	(3)%
(1) For the twelve months ended December 31, 2015, Eurosport consists of twelve months of Eurosport International and nine months of Eurosport France. For the three and twelve months ended December 31, 2014, Eurosport consists of three and seven months, respectively, of Eurosport International. This reconciliation does not include the impact of the Discovery Family consolidation and the SBS Radio sale, and does not take into account any other items, such as exchange rates. The results of operations for Eurosport do not reflect the synergies from increased pan-European market penetration, which are reflected in the Total Company excluding Eurosport and International Networks excluding Eurosport amounts.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended December 31,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$1,646	$1,676	(2)%	5%

Adjusted OIBDA	$574	$638	(10)%	(1)%

Adjusted EPS	$0.38	$0.43	(12)%	12%

	Twelve Months Ended December 31,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$6,394	$6,265	2%	10%

Adjusted OIBDA	$2,398	$2,491	(4)%	4%

Adjusted EPS	$1.76	$1.84	(4)%	13%

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended December 31,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$816	$884	(8)%	6%

Adjusted OIBDA	$262	$329	(20)%	(4)%

	Twelve Months Ended December 31,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$3,092	$3,157	(2)%	14%

Adjusted OIBDA	$961	$1,124	(15)%	2%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Numerator:
Net income	$226	$235	$1,048	$1,137
Less:
Allocation of undistributed income to Series A convertible preferred stock	(48)	(53)	(224)	(236)
Net income attributable to noncontrolling interests	(1)	—	(1)	(2)
Net (income) loss attributable to redeemable noncontrolling interests	(6)	15	(13)	4
Redeemable noncontrolling interest adjustments to redemption value		—	—	(1)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$171	$197	$810	$902
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	145	166	686	758
Series C convertible preferred stockholders	26	31	124	144
Total	171	197	810	902

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	48	53	224	236
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$219	$250	$1,034	$1,138

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	428	442	432	454
Weighted average impact of assumed preferred stock conversion	216	220	219	227
Weighted-average dilutive effect of equity awards	4	4	5	6
Weighted average Series A, B and C common shares outstanding — diluted	648	666	656	687
Weighted average Series C convertible preferred stock outstanding — basic and diluted	38	42	39	43

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.34	$0.38	$1.59	$1.67
Series C convertible preferred stockholders	$0.68	$0.76	$3.18	$3.34

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.34	$0.38	$1.58	$1.66
Series C convertible preferred stockholders	$0.68	$0.76	$3.16	$3.32

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Net Income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$219	$250	$(31)	$1,034	$1,139	$(105)
Amortization of acquisition-related intangible assets, net of tax	27	34	(7)	113	127	(14)
Adjusted Net Income	$246	$284	$(38)	$1,147	$1,266	$(119)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.34	$0.38	$(0.04)	$1.58	$1.66	$(0.08)
Amortization of acquisition-related intangible assets, net of tax	0.04	0.05	(0.01)	0.18	0.18	—
Adjusted earnings per diluted share	$0.38	$0.43	$(0.05)	$1.76	$1.84	$(0.08)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Cash provided by operating activities	$625	$425	$200	$1,277	$1,318	$(41)
Purchases of property and equipment	(27)	(35)	8	(103)	(120)	17
Free cash flow	$598	$390	$208	$1,174	$1,198	$(24)

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
December 31, 2015
5.625% Senior Notes, semi-annual interest, due August 2019	$500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	328
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
3.45% Senior Notes, semi-annual interest, due March 2025	300
1.90% Senior Notes, euro denominated, annual interest, due March 2027	656
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Revolving credit facility	782
Capital lease obligations	142
Commercial paper	93
Total debt	7,801
Unamortized discount and debt issuance costs	(66)
Debt, net	7,735
Current portion of debt	(119)
Noncurrent portion of debt	$7,616

EQUITY-BASED COMPENSATION
	December 31, 2015
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Stock Appreciation Rights	10.4	$37.38	—	—
Stock Options	15.3	24.01	9.9	$18.66
Performance-based Restricted Stock Units	4.2	35.07	1.3	26.74
Service-based Restricted Stock Units	2.0	34.62	0.1	23.06
Total Equity-based Compensation Plans	31.9	$30.49	11.3	$19.63

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2014	439.2	112.1	551.3
Shares repurchased	(23.7)	(3.9)	(27.6)
Shares issued – equity-based compensation	2.5	—	2.5
Preferred stock dividend	—		—
Total shares outstanding as of December 31, 2015	418.0	108.2	526.2